                                                                   Exhibit 99(a)

Item 6. Selected Financial Data.

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
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In millions, except per share amounts             2001          2000         1999/a/         1998        1997/b/
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
Income Statement
Operating revenues/d/                           $ 18,566        17,305      $ 10,379      $  8,763      $  7,928
Operating expenses                                14,466        13,492         8,560         6,278         5,958
                                          -------------------------------------------------------------------------
Operating income                                   4,100         3,813         1,819         2,485         1,970
Other income and expenses                            156           201           224           162           138
Interest expense                                     785           911           601           514           472
Minority interest expense                            327           307           142            96            23
                                          -------------------------------------------------------------------------
Earnings before income taxes                       3,144         2,796         1,300         2,037         1,613
Income taxes                                       1,150         1,020           453           777           639
                                          -------------------------------------------------------------------------
Income before extraordinary item and
     cumulative effect of change in
     accounting principle                          1,994         1,776           847         1,260           974
Extraordinary gain (loss), net of tax                  -             -           660            (8)            -
Cumulative effect of change in accounting
     principle, net of tax                           (96)            -             -             -             -
                                          -------------------------------------------------------------------------
Net income                                         1,898         1,776         1,507         1,252           974
Preferred and preference stock dividends              14            19            20            21            72
                                          -------------------------------------------------------------------------
Earnings available for common stockholders      $  1,884      $  1,757      $  1,487      $  1,231      $    902
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Common Stock Data/c/
Shares of common stock outstanding
     Year-end                                        777           739           733           726           720
     Weighted average                                767           736           729           722           720
Earnings per share (before extraordinary
     item and cumulative effect of change
     in accounting principle)
   Basic                                        $   2.58      $   2.39      $   1.13      $   1.72      $   1.26
   Diluted                                          2.56          2.38          1.13          1.71          1.25
Earnings per share
   Basic                                        $   2.45      $   2.39      $   2.04      $   1.70      $   1.26
   Diluted                                          2.44          2.38          2.03          1.70          1.25
Dividends per share                                 1.10          1.10          1.10          1.10          0.95
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Balance Sheet
Total assets                                    $ 48,375      $ 58,232      $ 33,409      $ 26,806      $ 24,029
Long-term debt, less current maturities           12,321        10,717         8,683         6,272         6,530
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/a/   Financial information reflects a pre-tax $800 million charge for estimated injuries and damages claims. The earnings-per-share effect of this charge was $0.67 per share. /b/ Financial information reflects accounting for the
      1997 merger with PanEnergy as a pooling of interests. As a result, the financial information gives effect to the merger as if it had occurred
      January 1, 1997. /c/ Amounts prior to 2001 were restated to reflect the two-for-one common stock split effective January 26, 2001. /d/ Revenues have been updated to the extent required to show the impact of the implementation of the gross versus net presentation of revenues under the partial consensus reached in June 2002 on EITF Issue No. 02-03, "Issues
      Involved in Accounting for Derivative Contracts Held for Trading and Risk
      Management Activities". In the derivation of net revenues, Duke Energy has continued to enhance its methodologies around the application of this complex accounting literature since the third quarter of 2002, when these trading revenues were first reported on a net basis. See footnote 1 to the attached consolidated financial statements for further discussion.

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